Ex-Filing Fees

CALCULATION OF FILING FEE TABLES

S-3

Empire Petroleum Corp

Table 1: Newly Registered and Carry Forward Securities

Line Item Type	Security Type	Security Class Title	Notes	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price		Fee Rate	Amount of Registration Fee

Newly Registered Securities
Fees to be Paid	Debt	Debt Securities	(1)	457(o)		$	$			$
Fees to be Paid	Equity	Common Stock, par value $0.001 per share		457(o)
Fees to be Paid	Equity	Preferred Stock, par value $0.001 per share		457(o)
Fees to be Paid	Other	Depositary Shares	(2)	457(o)
Fees to be Paid	Other	Warrants		457(o)
Fees to be Paid	Other	Subscription Rights		457(o)
Fees to be Paid	Other	Purchase Contracts		457(o)
Fees to be Paid	Other	Guarantees of the Non-Convertible Debt	(3)	457(o)
Fees to be Paid	Unallocated (Universal) Shelf		(4)	457(o)		$		$120,000,000.00	0.0001381		$16,572.00

Total Offering Amounts:								$120,000,000.00			16,572.00
Total Fees Previously Paid:											0.00
Total Fee Offsets:											16,572.00
Net Fee Due:											$0.00

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Offering Note(s)

(1)	If any Debt Securities are issued at an original issue discount, then the offering price of the Debt Securities shall be in such amount as shall result in an aggregate initial offering price not to exceed $120,000,000 less the offering price of any security previously issued hereunder.
(2)	Such indeterminate number of Depositary Shares to be evidenced by Depositary Receipts issued pursuant to a deposit agreement. In the event that the registrant elects to offer to the public fractional interests in shares of Preferred Stock registered hereunder, Depositary Receipts will be distributed to those persons purchasing the fractional interests and the shares of Preferred Stock will be issued to the depositary under the deposit agreement.
(3)	Subsidiaries of Empire Petroleum Corporation named as co-registrants may fully, irrevocably and unconditionally guarantee on an unsecured basis the non-convertible debt securities of Empire Petroleum Corporation. Pursuant to Rule 457(n) of the Securities Act of 1933, no separate fee is payable in connection with the Guarantees.
(4)	The securities registered consist of $120,000,000 of an indeterminate number or amount of Debt Securities, Common Stock, Preferred Stock, Depositary Shares, Warrants, Subscription Rights, Purchase Contracts, Units and Guarantees, as may be issued from time to time at indeterminate prices. In no event will the aggregate initial offering price of all securities issued from time to time pursuant to this registration statement exceed $120,000,000 or the equivalent thereof in foreign currencies, foreign currency units or composite currencies. This registration statement also covers an indeterminate amount of securities registered hereunder and listed in the “Newly Registered and Carry Forward Securities” table above as may be issued in exchange for, or upon conversion or exercise of, as the case may be, the securities registered hereunder and listed in the “Newly Registered and Carry Forward Securities” table above.

This registration statement includes unsold Debt Securities, Common Stock, Preferred Stock, Depositary Shares, Warrants, Subscription Rights, Purchase Contracts, Units and Guarantees of Empire Petroleum Corporation and its subsidiaries named as co-registrants (the “Unsold Securities”) with an aggregate offering price of $274,340,000 that were previously covered by registration statement no. 333-274327 initially filed on September 1, 2023 (the “Prior Registration Statement”). Pursuant to Rule 457(p) of the Securities Act, the registrant is offsetting the registration fee due under this registration statement by $30,232, which represents the portion of the registration fee previously paid with respect to $274,340,000 of unsold securities previously registered on the Prior Registration Statement.

Table 2: Fee Offset Claims and Sources

Line Item Type	Registrant or Filer Name	Notes	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source

Rules 457(b) and 0-11(a)(2)
Rule 457(p)
Fee Offset Claims	Empire Petroleum Corp	(1)	S-3	333-274327	09/01/2023		$16,572.00	Unallocated (Universal) Shelf	Common Stock, Warrants, Debt Securities, Guarantees of Debt, Depositary Shares, Subscription Rights, Purchase Contracts, and Units	0	$274,340,000.00	$
Fee Offset Sources	Empire Petroleum Corp		S-3	333-274327		09/01/2023							30,232.00

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Rule 457(p) Statement of Withdrawal, Termination, or Completion:

(1)	This registration statement includes unsold Debt Securities, Common Stock, Preferred Stock, Depositary Shares, Warrants, Subscription Rights, Purchase Contracts, Units and Guarantees of Empire Petroleum Corporation and its subsidiaries named as co-registrants (the “Unsold Securities”) with an aggregate offering price of $274,340,000 that were previously covered by registration statement no. 333-274327 initially filed on September 1, 2023 (the “Prior Registration Statement”). Pursuant to Rule 457(p) of the Securities Act, the registrant is offsetting the registration fee due under this registration statement by $30,232, which represents the portion of the registration fee previously paid with respect to $274,340,000 of unsold securities previously registered on the Prior Registration Statement.